EXHIBIT 99.1

News Release

NYSE: Web Site: Contact:	BVC www.bayviewcapital.com John Okubo (650) 294-7778

FOR IMMEDIATE RELEASE

April 27, 2004

Bay View Capital Corporation Announces First Quarter Results

     San Mateo, California – Bay View Capital Corporation (the “Company”) today reported its results for the first quarter of 2004. As previously announced, during the fourth quarter of 2003, the Company’s Board of Directors amended the Plan of Dissolution and Stockholder Liquidity (the “Plan”), which the Company adopted in October 2002, to become a plan of partial liquidation. As a result, the Company discontinued its use of the liquidation basis of accounting and re-adopted the going concern basis of accounting effective October 1, 2003. The Company reported its results under the liquidation basis of accounting from September 30, 2002 through September 30, 2003.

First Quarter Results

     The Company reported a first quarter 2004 net loss of $1.1 million, or $0.02 per diluted share, compared to a fourth quarter 2003 net loss of $0.9 million, or $0.01 per diluted share. Net interest income increased to $2.6 million for the first quarter of 2004 from $1.0 million for the prior quarter. The increase in net interest income was primarily due to lower interest expense resulting from the redemption of $63.5 million, or approximately 74%, of the 9.76% Cumulative Capital Securities (NYSE: BVS) in December 2003. At March 31, 2004, the Company’s total assets were $368 million compared to $364 million at December 31, 2003.

     The Company continues to make progress in resolving the remaining assets and liabilities from discontinued banking activities. During the quarter, the Company’s investment in operating lease assets was reduced by $21.6 million primarily as a result of repayments. Also during the quarter, the Company sold approximately $5.1 million of its mortgage-backed securities and received approximately $5.5 million of loan repayments from its liquidating loan portfolio. At March 31, 2004, the net carrying value of the Company’s remaining investment in loans to be liquidated totaled $6.8 million compared to $12.1 million at December 31, 2003.

     The Company’s total nonperforming assets, net of mark-to-market valuation adjustments, declined to $5.8 million at March 31, 2004 from $7.1 million at December 31, 2003. The decrease in nonperforming assets was primarily due to a decline in nonaccruing asset-based loans and the sale of real estate owned and other repossessed assets. Total loans delinquent 60 days or more declined to $652 thousand at March 31, 2004 from $748 thousand at December 31, 2003.

     At March 31, 2004, the Company had deferred tax assets of approximately $16.5 million, consisting of net deferred tax assets of $38.0 million less a valuation allowance of $21.5 million.

     On March 31, 2004, the Company paid the quarterly dividend due on the remaining Bay View Capital I Trust, 9.76% Cumulative Capital Securities (the “Capital Securities”) outstanding as of March 30, 2004 totaling $0.61 per Capital Security.

     In connection with the liquidation of the assets and satisfaction of the liabilities of Bay View Bank, N.A. (the “Bank”), remaining after the Bank’s September 30, 2003 dissolution, the Company anticipates making a cash distribution of $0.25 per share to common stockholders at the end of the second quarter of 2004 as previously indicated. The Company further anticipates continuing to redeem the Capital Securities through a series of one or more additional partial redemptions beginning in June 2004.

     The Company’s Board of Directors has authorized the Company to seek stockholder approval to authorize an amendment to the Company’s Certificate of Incorporation to effect a 1-for-10 reverse stock split of the issued and outstanding shares of the Company’s common stock in the second quarter of 2004. If approved by the Company’s stockholders, a reverse stock split would affect all shares of common stock, including those shares underlying stock options and warrants, outstanding immediately prior to the effective time of the reverse stock split. The Company intends to file a preliminary proxy statement regarding the reverse stock split proposal with the Securities and Exchange Commission and mail a definitive proxy statement regarding this proposal to its stockholders.

Bay View Acceptance Corporation

     BVAC, a wholly-owned subsidiary of the Company, is a Southern California-based auto finance company engaged in the indirect financing of automobile purchases by individuals. BVAC currently acquires auto installment contracts from over 7,000 manufacturer-franchised and independent auto dealers in 24 states and has positioned itself in the market as a premium priced lender for well-qualified borrowers seeking extended financing terms and higher advances than those generally offered by traditional lenders. This strategy has enabled BVAC to establish a loyal dealership network by satisfying a unique niche within the indirect auto finance arena, which is not dominated by large commercial banks and captive finance companies.

     BVAC’s first quarter 2004 net income was $412 thousand compared to net income of $586 thousand for the fourth quarter of 2003. The decrease was primarily the result of higher noninterest expense and lower noninterest income partially offset by an increase in net interest income. During the quarter, BVAC sold $5.3 million of auto installment contracts and received repayments of $22.8 million.

     BVAC purchased $69.3 million of auto installment contracts during the first quarter of 2004, compared to $67.4 million for the prior quarter. Purchase volume for the first quarter of 2004 consisted of 2,289 contracts with a weighted-average contract rate of 7.90% and a weighted-average FICO score of 734; purchase volume for the fourth quarter of 2003 consisted of 2,292 contracts with a weighted-average contract rate of 8.03% and a weighted-average FICO score of 735. At March 31, 2004, BVAC was servicing 29,824 installment contracts representing $560 million compared to 30,800 installment contracts representing $563 million at December 31, 2003.

Other

     As discussed above, the Company reported its results under the liquidation basis of accounting for the periods September 30, 2002 through September 30, 2003. The Company is providing herein:

     Financial Condition: Consolidated Statements of Financial Condition as of March 31, 2004 and December 31, 2003

     Results of Operations / Change in Net Assets: Consolidated Statements of Operations and Comprehensive Loss for the three-month periods ended March 31, 2004 and December 31, 2003 and a Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis) for the three-month period ended March 31, 2003.

     The Company will host a conference call at 2:00 p.m. PDT on April 28, 2004 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password “BVC.” An audio replay of this conference call will be available through Friday, May 28, 2004 and can be accessed by dialing 1-800-294-2498.

     Bay View Capital Corporation is a financial services company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit our website at www.bayviewcapital.com.

Forward-Looking Statements

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company currently believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated by the forward-looking statements will be realized. For information regarding factors that could cause the results contemplated by the forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of both our plan of partial liquidation, including any financial goals related to contemplated asset resolutions; and our plan for the continuing operation of the auto business, including the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Bay View Capital Corporation
Consolidated Statements of Financial Condition

	March 31, 2004	December 31,
	(Unaudited)	2003
	Going Concern Basis
	(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions	$1,052	$11,434
Short-term investments	3,077	129

	4,129	11,563
Restricted cash	40,939	32,240
Securities available-for-sale:
Retained interests in securitizations	29,040	28,590
Mortgage-backed and other securities	750	6,139
Loans held-for-sale:
Installment contracts	206,929	165,574
Other loans	6,817	12,074
Investment in operating lease assets, net	45,133	66,657
Real estate owned, net	4,254	4,955
Premises and equipment, net	373	371
Repossessed vehicles	420	438
Income taxes, net	15,540	21,149
Goodwill	1,846	1,846
Other assets	12,191	12,340

Total assets	$368,361	$363,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Borrowings:
Warehouse credit facility	$155,158	$138,221
Other borrowings	10,211	16,055
Junior Subordinated Deferrable Interest Debentures	24,784	24,784
Other liabilities	12,361	17,500
Liquidation reserve	10,550	11,626

Total liabilities	213,064	208,186

Stockholders’ equity:
Common stock ($.01 par value); authorized, 80,000,000 shares; issued, 2004 – 65,820,977 shares; 2003 – 65,793,330 shares; outstanding, 2004 – 65,786,545 shares; 2003 – 65,758,898 shares	658	658
Additional paid-in capital	156,615	156,588
Accumulated deficit	(1,943)	(855)
Treasury stock, at cost; 34,432 shares	(587)	(587)
Accumulated other comprehensive gain (loss)	554	(54)

Total stockholders’ equity	155,297	155,750

Total liabilities and stockholders’ equity	$368,361	$363,936

Bay View Capital Corporation
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	For the Three Months Ended
	March 31,	December 31,
	2004	2003
	(Amounts in thousands, except per
	share amounts)
Interest income:
Interest on loans and leases	$3,754	$3,457
Interest on mortgage-backed securities	29	166
Interest and dividends on investment securities	728	1,013

	4,511	4,636
Interest expense:
Interest on borrowings	1,942	3,612

	1,942	3,612
Net interest income	2,569	1,024
Noninterest income:
Leasing income	5,228	6,907
Loan fees and charges	500	213
Loan servicing income	947	1,132
Gain (loss) on sale of assets and liabilities, net	(305)	842
Other, net	771	1,241

	7,141	10,335
Noninterest expense:
General and administrative	6,541	5,747
Leasing expenses	4,667	5,938
Real estate owned operations, net	291	831

	11,499	12,516
Loss before income tax benefit	(1,789)	(1,157)
Income tax benefit	(702)	(302)

Net loss	$(1,087)	$(855)

Basic loss per share	$(0.02)	$(0.01)

Diluted loss per share	$(0.02)	$(0.01)

Weighted-average basic shares outstanding	65,778	64,187

Weighted-average diluted shares outstanding	65,778	64,187

Net loss	$(1,087)	$(855)
Other comprehensive income (loss), net of tax:
Change in unrealized gain (loss) on securities available-for-sale, net of tax expense (benefit) of $389 and ($35) for the three months ended March 31, 2004 and December 31, 2003, respectively	608	(54)

Other comprehensive income (loss)	608	(54)

Comprehensive loss	$(479)	$(909)

Bay View Capital Corporation
Consolidated Statement of Changes in Net Assets in Liquidation (Liquidation Basis)
(Unaudited)

For the Three Months
Ended
March 31, 2003
(Dollars in thousands)
Net assets in liquidation, December 31, 2002	$410,064
Pre-tax income from operations	1,415
Changes in estimated values of assets and liabilities	(1,664)
Income tax benefit	802

Net income from operations	553
Dividends on Capital Securities	(2,251)
Other changes in net assets in liquidation (1)	2,598

Net assets in liquidation, March 31, 2003	$410,964

(1)	Primarily represents proceeds from stock options and warrants exercised.

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)

	For the Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
	Going Concern Basis		Liquidation Basis
	(Amounts in thousands, except per share amounts)
Selected Results of Operations/Changes in Net Assets in Liquidation Information:
Net interest income (1)	$2,569	$1,024	$3,294
Leasing income	5,228	6,907	12,911
Gain (loss) on sale of assets and liabilities, net	(305)	842	53
Other income, net	2,218	2,586	1,970
General and administrative expenses	(6,541)	(5,747)	(9,460)
Leasing expense	(4,667)	(5,938)	(9,454)
Other expense	(291)	(831)	(150)

Pre-tax loss from operations	(1,789)	(1,157)	(836)
Changes in estimated liquidation values of assets and liabilities	—	—	(1,664)
Income tax benefit	702	302	802
Other changes in net assets in liquidation	—	—	2,598

Change in net assets in liquidation	—	—	$900

Net loss	$(1,087)	$(855)

	At March 31, 2004	At December 31, 2003	At March 31, 2003
	Going Concern Basis		Liquidation Basis
	(Amounts in thousands)
Loans and Leases Receivable:
Auto installment contracts (2)	$206,929	$165,574	$157,701
Other loans and leases:
Multi-family mortgage loans	—	—	1,417
Commercial mortgage loans	—	—	3,061
Franchise loans	6,314	6,428	37,849
Asset-based loans, syndicated loans, factored receivables and commercial leases	503	844	24,261
Business loans	—	4,802	7,206

Total other loans and leases	6,817	12,074	73,794

Loans and leases receivable (3)(4)	$213,746	$177,648	$231,495

Credit Quality:
Nonperforming assets – total (5)	$5,828	$7,133	$22,008
Nonperforming assets – franchise	$5,045	$5,757	$17,451
Nonperforming assets as a percentage of consolidated assets	1.58%	1.96%	3.70%
Loans and leases delinquent 60 days or more	$652	$748	$8,515
Loans and leases delinquent 60 days or more – franchise	$—	$—	$6,431
Loans and leases delinquent 60 days or more as a percentage of loans and leases	0.31%	0.42%	3.68%

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA (continued)
(Unaudited)

	At March 31, 2004	At December 31, 2003	At March 31, 2003
	Going Concern Basis		Liquidation Basis
	(Amounts in thousands, except per share amounts)
Per Share Data:
Book value per share	$2.36	$2.37	N/A
Net assets in liquidation per diluted share outstanding	N/A	N/A	$6.41
Other Data:
Full-time equivalent employees, including BVAC	134	143	236

(1)	Effective July 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Dividend expense on the Capital Securities is now reflected as interest expense on borrowings.

(2)	Excludes auto-related operating lease assets reported separately from loans and leases totaling $45.1 million, $66.7 million and $154.0 million at March 31, 2004, December 31, 2003 and March 31, 2003, respectively.

(3)	All loans and leases are classified as held-for-sale.

(4)	Includes mark-to-market valuation reserves of $0.9 million, $3.2 million and $24.1 million at March 31, 2004, December 31, 2003 and March 31, 2003, respectively.

(5)	Nonperforming assets include mark-to-market valuation reserves of $0.8 million, $1.4 million and $9.9 million at March 31, 2004, December 31, 2003, and March 31, 2003, respectively.

BAY VIEW ACCEPTANCE CORPORATION

	At March 31, 2004	At December 31, 2003	At March 31, 2003
	Going Concern Basis
		(Amounts in thousands)
Selected Balance Sheet Information:
Cash and cash equivalents	$(642)	$2,841	$(147)
Restricted cash	9,025	5,130	278
Retained interests in auto loan securitizations	29,040	29,789	24,671
Installment contracts	206,929	165,574	157,701
Other assets	6,522	6,861	3,494

Total assets	$250,874	$210,195	$185,997

Advances from parent	$22,771	$802	$119,122
Warehouse line	155,158	138,221	—
Other liabilities	11,623	10,118	7,975

Total liabilities	189,552	149,141	127,097
Stockholder’s equity	61,322	61,054	58,900

Total liabilities and stockholder’s equity	$250,874	$210,195	$185,997

BAY VIEW ACCEPTANCE CORPORATION (Continued)

	For the Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
	Going Concern Basis
		(Amounts in thousands, except per share amounts)
Selected Results of Operations Information:
Interest on auto contracts	$3,512	$2,994	$2,816
Interest on investment securities	666	540	750
Interest expense on borrowings	(1,319)	(1,269)	(708)
Net interest income	2,859	2,265	2,858
Loan fees and charges	215	215	244
Loan servicing income	939	1,056	973
Gain (loss) on sale of assets, net	(212)	16	—
Other income, net	(183)	(144)	50
Unrealized loss on auto contracts held-for-sale	—	—	(93)
General and administrative expenses	(2,910)	(2,394)	(2,847)

Income before income tax expense	708	1,014	1,185
Income tax expense	(296)	(428)	(494)

Net income	$412	$586	$691

Selected Production Information:
Installment contracts purchased	$69,337	$67,413	$71,635
Number of contracts purchased	2,289	2,292	2,533
Average balance of contracts purchased	$30.2	$29.4	$28.3
Weighted average contract rate	7.90%	8.03%	8.70%
Average FICO credit score	734	735	728
Net yield on contracts purchased	7.08%	7.16%	7.67%
Net yield on warehouse inventory	7.30%	7.79%	6.54%
Selected Credit Quality Information:
Net chargeoffs on managed contracts for period	$1,739	$1,882	$1,984
Net chargeoffs as a percentage of average managed contracts (annualized)	1.23%	1.32%	1.28%
Contracts delinquent 30 days or more as a percentage of managed contracts (as of period-end)	0.41%	0.49%	0.45%
Average Managed Contracts	$566,371	$567,549	$627,858

	At March 31, 2004	At December 31, 2003	At March 31, 2003
		(Amounts in thousands)
Managed Contracts (period-end):
Total managed contracts	$560,389	$562,771	$601,682
Total number of contracts	29,824	30,808	35,200
Other Data:
Full-time equivalent employees	101	102	136